                                                                      EXHIBIT 25

--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2) ___________

                           --------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                              BANKERS TRUST COMPANY
                              LEGAL DEPARTMENT
                              130 LIBERTY STREET, 31ST FLOOR
                              NEW YORK, NEW YORK 10006
                              (212) 250-2201
          (Name, address and telephone number of agent for service)

                           --------------------------

                                 SHOLODGE, INC.
              (Exact name of obligor as specified in its charter)

TENNESSEE                                                    62-1015641
(State or other jurisdiction of                              (I.R.S. employer
Incorporation or organization)                               Identification no.)


217 WEST MAIN STREET
GALLATIN, TENNESSEE                                          37066
(Address of principal executive offices)                     (Zip Code)


                           SENIOR SUBORDINATED NOTES
                      (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.
                 Furnish the following information as to the trustee.

                 (a) Name and address of each examining or supervising authority to which it is subject.

                 NAME                                          ADDRESS

                 Federal Reserve Bank (2nd District)           New York, NY
                 Federal Deposit Insurance Corporation         Washington, D.C.
                 New York State Banking Department             Albany, NY

                 (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None.

ITEM 3.-15.      NOT APPLICABLE

ITEM 16.         LIST OF EXHIBITS.

               EXHIBIT 1 -    Restated Organization Certificate of Bankers Trust
                              Company dated August 7, 1990 and Certificate of
                              Admendment of the Organization Certificate of Bankers Trust Company dated March 21, 1996, copy attached.

               EXHIBIT 2 -    Certificate of Authority to commence business -
                              Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration
                              No. 33-21047.

               EXHIBIT 3 -    Authorization of the Trustee to exercise corporate
                              trust powers - Incorporated herein by reference to
                              Exhibit 2 filed with Form T-1 Statement,
                              Registration No. 33-21047.

               EXHIBIT 4 -    Existing By-Laws of Bankers Trust Company, dated
                              as amended on October 19, 1995. - Incorporated herein by reference to Exhibit 4 filed with Form
                              T-1 Statement, Registration No. 33-65171.

               EXHIBIT 5 -    Not applicable.

               EXHIBIT 6 -    Consent of Bankers Trust Company required by
                              Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                              Statement, Registration No. 22-18864.

               EXHIBIT 7 -    A copy of the latest report of condition of
                              Bankers Trust Company dated as of June 30, 1996.

               EXHIBIT 8 -    Not Applicable.

               EXHIBIT 9 -    Not Applicable.

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of October, 1996.


                                        BANKERS TRUST COMPANY



                                        By:   /s/ Jenna Kaufman
                                           ---------------------------
                                                Jenna Kaufman
                                                Vice President

Legal Title of Bank:  Bankers Trust Company        Call Date:  6/30/96       ST-BK:  36-4840          FFIEC 031
Address:              130 Liberty Street           Vendor ID:  D             CERT:  00623             Page RC-1
City, State ZIP:      New York, NY 10006                                                              11
FDIC Certificate No.: | 0 | 0 | 6 | 2 | 3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                                                              C400
                                                               Dollar Amounts in Thousands       RCFD     Bil Mil Thou
ASSETS                                                                                           //////////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                    //////////////////
     a.  Noninterest-bearing balances and currency and coin(1)............................       0081            1,631,000    1.a.
     b.  Interest-bearing balances(2).....................................................       0071            2,066,000    1.b.
 2.  Securities:                                                                                 //////////////////
     a.  Held-to-maturity securities (from Schedule RC-B, column A).......................       1754                    0    2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D).....................       1773            3,761,000    2.b.
 3   Federal funds sold and securities purchased under agreements to resell in domestic          //////////////////
     offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                //////////////////
     a.  Federal funds sold...............................................................       0276            5,162,000    3.a.
     b.  Securities purchased under agreements to resell..................................       0277            4,192,000    3.b.
 4.  Loans and lease financing receivables:                                                      //////////////////
     a.  Loans and leases, net of unearned income (from Schedule RC-C).  RCFD 2122  24,849,000   //////////////////           4.a.
     b.  LESS:   Allowance for loan and lease losses...................  RCFD 3123     923,000   //////////////////           4.b.
     c.  LESS:   Allocated transfer risk reserve.......................  RCFD 3128           0   //////////////////           4.c.
     d.  Loans and leases, net of unearned income, allowance, and reserve                        //////////////////
         (item 4.a minus 4.b and 4.c).....................................................       2125           23,926,000    4.d.
 5.  Assets held in trading accounts......................................................       3545           33,052,000    5.
 6.  Premises and fixed assets (including capitalized leases).............................       2145              858,000    6.
 7.  Other real estate owned (from Schedule RC-M).........................................       2150              216,000    7.
 8.  Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M).................................................................       2130              271,000    8.
 9.  Customers' liability to this bank on acceptances outstanding.........................       2155              572,000    9.
10.  Intangible assets (from Schedule RC-M)...............................................       2143               18,000   10.
11.  Other assets (from Schedule RC-F)....................................................       2160            7,612,000   11.
12.  Total assets (sum of items 1 through 11).............................................       2170           83,337,000   12.

--------------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  Bankers Trust Company        Call Date:  6/30/96       ST-BK:  36-4840          FFIEC 031
Address:              130 Liberty Street           Vendor ID:  D             CERT:  00623             Page RC-2
City, State ZIP:      New York, NY 10006                                                              12
FDIC Certificate No.: | 0 | 0 | 6 | 2 | 3


SCHEDULE RC -- CONTINUED

                                                               Dollar Amounts in Thousands     ////////   Bil Mil Thou
LIABILITIES                                                                                    ////////////////////////
13.  Deposits:                                                                                 ////////////////////////
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)     RCON 2200         9,040,000  13.a.
            (1)  Noninterest-bearing(1).....................RCON 6631       3,569,000.....     ////////////////////////     13.a.(1)
            (2)  Interest-bearing...........................RCON 6636       5,471,000.....     ////////////////////////     13.a.(2)
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E     ////////////////////////
            part II)                                                                           RCFN 2200        19,648,000  13.b.
            (1)  Noninterest-bearing........................RCFN 6631         494,000          ////////////////////////     13.b.(1)
            (2)  Interest-bearing...........................RCFN 6636      19,154,000          ////////////////////////     13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in             ////////////////////////
     domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:     ////////////////////////
     a.  Federal funds purchased..........................................................     RCFD 0278         2,564,000  14.a.
     b.  Securities sold under agreements to repurchase...................................     RCFD 0279           790,000  14.b.
15.  a.  Demand notes issued to the U.S. Treasury.........................................     RCON 2840                 0  15.a.
     b.  Trading liabilities..............................................................     RCFD 3548        18,177,000  15.b.
16.  Other borrowed money:                                                                     ////////////////////////  /
     a.  With original maturity of one year or less.......................................     RCFD 2332        16,421,000  16.a.
     b.  With original maturity of more than one year.....................................     RCFD 2333         3,388,000  16.b.
17.  Mortgage indebtedness and obligations under capitalized leases.......................     RCFD 2910            31,000  17.
18.  Bank's liability on acceptances executed and outstanding.............................     RCFD 2920           572,000  18.
19.  Subordinated notes and debentures....................................................     RCFD 3200         1,227,000  19.
20.  Other liabilities (from Schedule RC-G)...............................................     RCFD 2930         6,911,000  20.
21.  Total liabilities (sum of items 13 through 20).......................................     RCFD 2948        78,769,000  21.
                                                                                               ////////////////////////
22.  Limited-life preferred stock and related surplus.....................................     RCFD 3282                 0  22.
EQUITY CAPITAL                                                                                 ////////////////////////
23.  Perpetual preferred stock and related surplus........................................     RCFD 3838           500,000  23.
24.  Common stock.........................................................................     RCFD 3230         1,002,000  24.
25.  Surplus (exclude all surplus related to preferred stock).............................     RCFD 3839           528,000  25.
26.  a.  Undivided profits and capital reserves...........................................     RCFD 3632         2,915,000  26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities...........     RCFD 8434            (5,000) 26.b.
27.  Cumulative foreign currency translation adjustments..................................     RCFD 3284          (372,000) 27.
28.  Total equity capital (sum of items 23 through 27)....................................     RCFD 3210         4,568,000  28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of items 21,     ////////////////////////
     22, and 28)..........................................................................     RCFD 3300        83,337,000  29.

Memorandum
To be  reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by independent                        Number
     external auditors as of any date during 1995.........................................     RCFD 6724               N/A  M.1

1  -     Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2  -     Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3  -     Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  -     Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5  -     Review of the bank's financial statements by external auditors

6  -     Compilation of the bank's financial statements by external auditors

7  -     Other audit procedures (excluding tax preparation work)

8  -     No external audit work


----------------------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of
                  New York, this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.


                                              Peter M. Philbin
                                        Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law



         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1.   The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                        /s/ James T. Byrne, Jr.
                                        -------------------------
                                        James T. Byrne, Jr.
                                        Managing Director


                                        /s/ Lea Lahtinen
                                        -------------------------
                                        Lea Lahtinen
                                        Assistant Secretary

State of New York        )
                         )  ss:
County of New York  )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                    /s/ Lea Lahtinen
                                                    -------------------------
                                                    Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


          /s/ Sandra L. West
          -----------------------
          Notary Public


          SANDRA L. WEST
  Notary Public State of New York
          No. 31-4942101
   Qualified in New York County
Commission Expires September 19, 1996

Counterpart filed in the Office of the Superintendent of Banks, State of New York, This 21st day of March, 1996